Exhibit 99.1

Alison Lewis to Join Hain Celestial Group Board of Directors

Recently Retired Kimberly-Clark Chief Growth Officer and Former Coca-Cola Executive

Brings Extensive Global Marketing, e-Commerce, and Digital Leadership to Hain Board

HOBOKEN, NJ., August 19, 2024 -- Hain Celestial Group (Nasdaq: HAIN), a leading global health and wellness company whose purpose is to inspire healthier living through better-for-you brands, today announced that Alison Lewis has been appointed to its Board of Directors effective September 1, 2024. She will serve on the Compensation and Talent Management Committee as well as the Audit Committee. Ms. Lewis was appointed at Hain’s Board of Directors meeting held on August 13, 2024. With this appointment, Hain Celestial’s Board will consist of nine directors, eight of whom are independent.

“Alison brings a wealth of experience to our board,” said Dawn Zier, Chair of the Board at Hain Celestial Group. “Her extensive knowledge in global marketing, e-commerce, and digital leadership within major CPG companies will be valuable in helping to steer our growth strategy and drive sustainable outcomes and shareholder returns. On behalf of the Board of Directors, I want to welcome Alison to the Hain Celestial Board.”

Ms. Lewis brings over three decades of executive experience at large CPG companies including Kimberly-Clark Corporation, Johnson & Johnson Consumer Health, The Coca-Cola Company and Kraft Heinz. She most recently served as Chief Growth Officer at Kimberly-Clark where she was focused on driving marketing and commercial excellence for global categories and brands across digital, creative and design, innovation, revenue growth management and corporate communications. Ms. Lewis announced her decision to retire from Kimberly-Clark in May 2024. She will continue to serve in an advisory role there until September 1, 2024.

Prior to Kimberly-Clark, Ms. Lewis’s executive experience includes serving as the Chief Marketing Officer at Johnson & Johnson Consumer Health, Senior Vice President and Chief Marketing Officer at Coca-Cola North America, and President and General Manager for the health and wellness beverage brand Odwalla, a wholly-owned subsidiary of The Coca-Cola Company. Ms. Lewis began her career in marketing at Kraft General Foods working on the Kraft Macaroni and Cheese portfolio and Kids’ cereals. A native of Canada, Ms. Lewis holds a Bachelor of Commerce degree from Queen’s University.

“I am thrilled to join the Hain Celestial Group Board,” said Alison Lewis. “The Company’s purpose of inspiring healthier living and its impressive portfolio of better-for-you brands position Hain to achieve significant growth and unlock its full potential as a global leader.”

Ms. Lewis’s appointment is a part of the board’s commitment to add experienced leaders with diverse backgrounds and perspectives to oversee the business and its long-term strategy.

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About The Hain Celestial Group

Hain Celestial Group is a leading health and wellness company whose purpose is to inspire healthier living for people, communities and the planet through better-for-you brands. For more than 30 years, Hain has intentionally focused on delivering nutrition and well-being that positively impacts today and tomorrow. Headquartered in Hoboken, N.J., Hain Celestial's products across snacks, baby/kids, beverages, meal preparation, and personal care, are marketed and sold in over 70 countries around the world. Our leading brands include Garden Veggie Snacks™, Terra® chips, Garden of Eatin'® snacks, Hartley’s® Jelly, Earth's Best® and Ella's Kitchen® baby and kids foods, Celestial Seasonings® teas, Joya® and Natumi® plant-based beverages, Greek Gods® yogurt, Cully & Sully®, Yorkshire Provender®, New Covent Garden® and Imagine® soups, Yves® and Linda McCartney's® (under license) meat-free, and Avalon Organics® personal care, among others. For more information, visit www.hain.com and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition; our strategic initiatives; and our business strategy.

The risks and uncertainties that may cause actual results to differ materially from forward-looking statements are described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Media Contact:

Jen Davis

Chief Communications Officer
Jen.Davis@hain.com